Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $26.7 Million

for the First Quarter of 2024

First Quarter 2024 Highlights

•	Net income of $26.7 million, or $1.58 per diluted share
•	Capital Markets Revenue of $16.5 million
•	Annualized core deposit growth, excluding brokered deposits, of 20.3%
•	Increase in tangible book value (non-GAAP) per share of $1.12, or 10.2% annualized
•	TCE/TA ratio (non-GAAP) improved by 19 basis points to 8.94%

Moline, IL, April 23, 2024 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $26.7 million and diluted earnings per share (“EPS”) of $1.58 for the first quarter of 2024, compared to net income of $32.9 million and diluted EPS of $1.95 for the fourth quarter of 2023.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the first quarter of 2024 were $26.9 million and $1.59, respectively. For the fourth quarter of 2023, adjusted net income (non-GAAP) was $33.3 million and adjusted diluted EPS (non-GAAP) was $1.97. For the first quarter of 2023, net income and diluted EPS were $27.2 million and $1.60, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $28.0 million and $1.65, respectively.

	For the Quarter Ended
	March 31,	December 31,	March 31,
$ in millions (except per share data)	2024	2023	2023
Net Income	$26.7	$32.9	$27.2
Diluted EPS	$1.58	$1.95	$1.60
Adjusted Net Income (non-GAAP)*	$26.9	$33.3	$28.0
Adjusted Diluted EPS (non-GAAP)*	$1.59	$1.97	$1.65

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered strong first quarter results, highlighted by significant fee income and continued growth in both our core deposit and loan balances,” said Larry J. Helling, Chief Executive Officer. “In addition, we continued to benefit from well-managed expenses, improved upon our already excellent asset quality and further strengthened our capital levels.”

“Our bankers grew core deposits significantly during the quarter, adding to our strong and diversified deposit franchise. As a result, our ratio of loans held for investment to deposits improved to 93.6%,” added Mr. Helling.

Net Interest Income of $54.7 million

Net interest income for the first quarter of 2024 totaled $54.7 million, a decrease of $1.0 million from the fourth quarter of 2023. Several non-client factors drove this decrease, including the maturity of $125 million of interest rates caps on the Company’s indexed deposits and the conversion of $65 million of subordinated debt to a higher floating rate, which contributed a combined $1.3 million of additional interest expense. In addition, loan discount accretion decreased by $310 thousand and there was one less day in the quarter which had an impact of approximately $600 thousand decrease in net interest income. However, the Company’s net interest income driven by core activity saw growth of approximately $1.2 million during the first quarter, led by continued expansion in loan and investment yields.

In the first quarter of 2024, net interest margin (“NIM”) was 2.82% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.25%, down from 2.90% and 3.32% in the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.24%, was also down 5 basis points from 3.29% in the fourth quarter of 2023.

“Our adjusted NIM, on a tax equivalent yield basis, declined by 5 basis points from the fourth quarter of 2023 to 3.24% and was at the low end of our guidance range,” said Todd A. Gipple, President and Chief Financial Officer. “The decrease resulted primarily from non-client factors which collectively contributed to 7 basis points of NIM dilution. However, we were able to partially offset this non-client impact with core NIM expansion of 2 basis points. Notably, our core NIM expansion was less than expected due to additional shifts in our deposit composition. Looking ahead, considering the forward yield curve and assuming a static funding mix, we anticipate that the expansion in loan and investment yields will generally offset any further increase in our funding costs.”

Strong Noninterest Income Including $16.5 Million of Capital Markets Revenue

Noninterest income for the first quarter of 2024 totaled $26.9 million, down from the record results of $47.7 million in the fourth quarter of 2023. The Company generated $16.5 million of capital markets revenue in the quarter, as compared to the record $37.0 million in the prior quarter. Wealth management revenue was $4.3 million for the quarter, up 16% on an annualized basis from $4.1 million in the prior quarter.

“Our capital markets revenue was $16.5 million in the first quarter as our LIHTC lending and revenue from swap fees continues to benefit from the strong demand for affordable housing,” added Mr. Gipple. “Our LIHTC lending and capital markets revenue pipelines remain healthy.”

Well-Controlled Noninterest Expenses of $50.7 Million

Noninterest expense for the first quarter of 2024 totaled $50.7 million, compared to $60.9 million for the fourth quarter of 2023 and $48.8 million for the first quarter of 2023. The linked-quarter decrease was primarily due to lower incentive-based compensation related to our record fourth quarter and full year performance.

Exceptional Core Deposit Growth and Increased Liquidity

During the first quarter of 2024, the Company’s core deposits, which exclude brokered deposits, increased by $316.2 million, or 20.3% on an annualized basis, to $6.5 billion from $6.2 billion in the fourth quarter of 2023. “The exceptional deposit growth experienced in the first quarter reflects our commitment to expanding our market share with existing clients and establishing new relationships within the communities we serve,” added Mr. Helling.

Total uninsured and uncollateralized deposits remain very low at 20% of total deposits as of the end of the first quarter 2024, as compared to 18% as of the end of the fourth quarter of 2023. The Company increased its liquidity and maintained approximately $3.2 billion of available liquidity sources as of March 31, 2024, which includes $1.3 billion of immediately available liquidity.

Continued Strong Loan Growth

During the first quarter of 2024, the Company’s total loans and leases grew $104.9 million to $6.6 billion, or 6.4% on an annualized basis. During the quarter, the Company designated $275 million of low-income housing tax credit loans as loans held for sale in anticipation of the Company’s next loan securitization.

“Our ongoing strong performance validates our differentiated relationship-based community banking model as well as the underlying economic resiliency across our markets,” added Mr. Helling. “Given our current pipeline and the continued strength of our markets, we are maintaining our loan growth target for the full year 2024 of 8% to 10%, prior to the loan securitizations that we have planned for the year.”

Asset Quality Remains Excellent

Nonperforming assets (“NPAs”) totaled $31.3 million at the end of the first quarter, an 8.5% reduction from $34.2 million at the end of the fourth quarter of 2023. The ratio of NPAs to total assets also improved to 0.36% on March 31, 2024, compared to 0.40% on December 31, 2023. In addition, the Company’s criticized loans and classified loans to total loans and leases on March 31, 2024 improved to 2.75% and 1.07%, respectively, as compared to 2.99% and 1.08%, respectively as of December 31, 2023.

The Company recorded a total provision for credit losses of $3.0 million during the quarter and the allowance for credit losses to total loans held for investment was static quarter over quarter at 1.33%.

Continued Strong Capital Levels

As of March 31, 2024, the Company’s total risk-based capital ratio was 14.30%, the common equity tier 1 ratio was 9.91% and the tangible common equity to tangible assets ratio (“TCE”) (non-GAAP) was 8.94%. By comparison, these respective ratios were 14.29%, 9.67% and 8.75% as of December 31, 2023. The Company remains focused on growing capital and targeting TCE (non-GAAP) in the top quartile of the Company’s peer group.

The Company’s tangible book value per share (non-GAAP) increased by $1.12, or 10.2% annualized, during the fourth quarter. Accumulated other comprehensive income (“AOCI”) decreased $5.4 million during the quarter primarily due to a decrease in the value of the Company’s available for sale securities portfolio and certain derivatives resulting from the change in long-term interest rates. However, the combination of strong earnings and a modest dividend contributed to the improvement in tangible book value per share (non-GAAP).

Conference Call Details

The Company will host an earnings call/webcast tomorrow, April 24, 2024, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through May 1, 2024. The replay access information is 877-344-7529 (international 412-317-0088); access code 3766140. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank in 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly owned subsidiary, m2 Equipment Finance, LLC, based in Waukesha, Wisconsin, and also provides correspondent banking services. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of March 31, 2024, the Company had $8.6 billion in assets, $6.6 billion in loans and $6.8 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business as a result of the upcoming 2024 presidential election or any changes in response to failures of other banks; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversity their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xixi) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$80,988	$97,123	$104,265	$84,084	$64,295
Federal funds sold and interest-bearing deposits	77,020	140,369	80,650	175,012	253,997
Securities, net of allowance for credit losses	1,031,861	1,005,528	896,394	882,888	877,446
Loans receivable held for sale (1)	275,344	2,594	278,893	295,057	140,633
Loans/leases receivable held for investment	6,372,992	6,540,822	6,327,414	6,084,263	6,049,389
Allowance for credit losses	(84,470)	(87,200)	(87,669)	(85,797)	(86,573)
Intangibles	13,131	13,821	14,537	15,228	15,993
Goodwill	139,027	139,027	139,027	139,027	138,474
Derivatives	183,888	188,978	291,295	170,294	130,350
Other assets	509,768	497,832	495,251	466,617	452,900
Total assets	$8,599,549	$8,538,894	$8,540,057	$8,226,673	$8,036,904

Total deposits	$6,806,775	$6,514,005	$6,494,852	$6,606,720	$6,501,663
Total borrowings	489,633	718,295	712,126	418,368	417,480
Derivatives	211,677	214,098	320,220	195,841	150,401
Other liabilities	184,122	205,900	184,476	183,055	165,866
Total stockholders' equity	907,342	886,596	828,383	822,689	801,494
Total liabilities and stockholders' equity	$8,599,549	$8,538,894	$8,540,057	$8,226,673	$8,036,904

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$326,129	$325,243	$299,588	$304,617	$307,612
Commercial and industrial - other	1,374,333	1,390,068	1,381,967	1,308,853	1,322,384
Commercial and industrial - other - LIHTC	96,276	91,710	105,601	93,700	97,947
Total commercial and industrial	1,796,738	1,807,021	1,787,156	1,707,170	1,727,943
Commercial real estate, owner occupied	621,069	607,365	610,618	609,717	616,922
Commercial real estate, non-owner occupied	1,055,089	1,008,892	955,552	963,814	982,716
Construction and land development	410,918	477,424	472,695	437,682	448,261
Construction and land development - LIHTC	738,609	943,101	921,359	870,084	759,924
Multi-family	296,245	284,721	282,541	280,418	229,370
Multi-family - LIHTC	1,007,321	711,422	874,439	820,376	740,500
Direct financing leases	28,089	31,164	34,401	32,937	35,373
1-4 family real estate	563,358	544,971	539,931	535,405	532,491
Consumer	130,900	127,335	127,615	121,717	116,522
Total loans/leases	$6,648,336	$6,543,416	$6,606,307	$6,379,320	$6,190,022
Less allowance for credit losses	84,470	87,200	87,669	85,797	86,573
Net loans/leases	$6,563,866	$6,456,216	$6,518,638	$6,293,523	$6,103,449

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$14,442	$14,973	$16,002	$18,942	$19,320
Municipal securities	884,469	853,645	764,017	743,608	731,689
Residential mortgage-backed and related securities	56,071	59,196	57,946	60,958	63,104
Asset backed securities	14,285	15,423	16,326	17,393	17,967
Other securities	40,539	41,115	43,272	43,156	46,535
Trading securities	22,258	22,368	-	-	-
Total securities (3)	$1,032,064	$1,006,720	$897,563	$884,057	$878,615
Less allowance for credit losses	203	1,192	1,169	1,169	1,169
Net securities	$1,031,861	$1,005,528	$896,394	$882,888	$877,446

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$955,167	$1,038,689	$1,027,791	$1,101,605	$1,189,858
Interest-bearing demand deposits	4,714,555	4,338,390	4,416,725	4,374,847	4,033,193
Time deposits	875,491	851,950	788,692	765,801	679,946
Brokered deposits	261,562	284,976	261,644	364,467	598,666
Total deposits	$6,806,775	$6,514,005	$6,494,852	$6,606,720	$6,501,663

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$135,000	$135,000	$135,000	$135,000	$135,000
Overnight FHLB advances	70,000	300,000	295,000	-	-
Other short-term borrowings	2,700	1,500	470	1,850	1,100
Subordinated notes	233,170	233,064	232,958	232,852	232,746
Junior subordinated debentures	48,763	48,731	48,698	48,666	48,634
Total borrowings	$489,633	$718,295	$712,126	$418,368	$417,480

(1)	Loans with a fair value of $274.8 million, $278.0 million, $291.0 million and $139.2 million have been identified for securitization and are included in LHFS at March 31, 2024, September 30, 2023, June 30, 2023 and March 31, 2023 respectively.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $1.9 billion at March 31, 2024.
(3)	As of March 31, 2024 and December 31, 2023, trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company in 2023.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$115,049	$112,248	$108,568	$98,377	$94,217
Interest expense	60,350	56,512	53,313	45,172	37,407
Net interest income	54,699	55,736	55,255	53,205	56,810
Provision for credit losses	2,969	5,199	3,806	3,606	3,928
Net interest income after provision for credit losses	$51,730	$50,537	$51,449	$49,599	$52,882

Trust fees	$3,199	$3,084	$2,863	$2,844	$2,906
Investment advisory and management fees	1,101	1,052	947	986	879
Deposit service fees	2,022	2,008	2,107	2,034	2,028
Gains on sales of residential real estate loans, net	382	323	476	500	312
Gains on sales of government guaranteed portions of loans, net	24	24	-	-	30
Capital markets revenue	16,457	36,956	15,596	22,490	17,023
Securities gains (losses), net	-	-	-	12	(463)
Earnings on bank-owned life insurance	868	832	1,807	838	707
Debit card fees	1,466	1,561	1,584	1,589	1,466
Correspondent banking fees	512	465	450	356	391
Loan related fee income	836	845	800	770	651
Fair value gain (loss) on derivatives	(163)	(582)	(336)	83	(427)
Other	154	1,161	299	18	339
Total noninterest income	$26,858	$47,729	$26,593	$32,520	$25,842

Salaries and employee benefits	$31,860	$41,059	$32,098	$31,459	$32,003
Occupancy and equipment expense	6,514	6,789	6,228	6,100	5,914
Professional and data processing fees	4,613	4,223	4,456	4,078	3,514
Post-acquisition compensation, transition and integration costs	-	-	-	-	207
FDIC insurance, other insurance and regulatory fees	1,945	2,115	1,721	1,927	1,374
Loan/lease expense	378	834	826	652	556
Net cost of (income from) and gains/losses on operations of other real estate	(30)	38	3	-	(67)
Advertising and marketing	1,483	1,641	1,429	1,735	1,237
Communication and data connectivity	401	449	478	471	665
Supplies	275	333	335	281	305
Bank service charges	568	761	605	621	605
Correspondent banking expense	305	300	232	221	210
Intangibles amortization	690	716	691	765	766
Payment card processing	646	836	733	542	545
Trust expense	425	413	432	337	214
Other	617	431	814	538	737
Total noninterest expense	$50,690	$60,938	$51,081	$49,727	$48,785

Net income before income taxes	$27,898	$37,328	$26,961	$32,392	$29,939
Federal and state income tax expense	1,172	4,473	1,840	3,967	2,782
Net income	$26,726	$32,855	$25,121	$28,425	$27,157

Basic EPS	$1.59	$1.96	$1.50	$1.70	$1.62
Diluted EPS	$1.58	$1.95	$1.49	$1.69	$1.60

Weighted average common shares outstanding	16,783,348	16,734,080	16,717,303	16,701,950	16,776,289
Weighted average common and common equivalent shares outstanding	16,910,675	16,875,952	16,847,951	16,799,527	16,942,132

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,807,056	16,749,254	16,731,646	16,713,853	16,713,775
Book value per common share (1)	$53.99	$52.93	$49.51	$49.22	$47.95
Tangible book value per common share (Non-GAAP) (2)	$44.93	$43.81	$40.33	$39.99	$38.71
Closing stock price	$60.74	$58.39	$48.52	$41.03	$43.91
Market capitalization	$1,020,861	$977,989	$811,819	$685,769	$733,902
Market price / book value	112.51%	100.31%	98.00%	83.36%	91.57%
Market price / tangible book value	135.18%	133.29%	120.30%	102.59%	113.43%
Earnings per common share (basic) LTM (3)	$6.75	$6.78	$6.65	$6.89	$6.06
Price earnings ratio LTM (3)	9.00 x	8.61 x	7.30 x	5.96 x	7.24 x
TCE / TA (Non-GAAP) (4)	8.94%	8.75%	8.05%	8.28%	8.21%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$886,596	$828,383	$822,689	$801,494	$772,724
Net income	26,726	32,855	25,121	28,425	27,157
Other comprehensive income (loss), net of tax	(5,373)	25,363	(19,415)	(6,336)	9,325
Common stock cash dividends declared	(1,008)	(1,004)	(1,003)	(1,003)	(1,010)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	-	-	-	(967)	(7,719)
Other (5)	401	999	991	1,076	1,017
Ending balance	$907,342	$886,596	$828,383	$822,689	$801,494

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.30%	14.29%	14.48%	14.64%	14.64%
Tier 1 risk-based capital ratio	10.50%	10.27%	10.30%	10.34%	10.23%
Tier 1 leverage capital ratio	10.33%	10.03%	9.92%	10.06%	9.73%
Common equity tier 1 ratio	9.91%	9.67%	9.68%	9.70%	9.57%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.25%	1.53%	1.21%	1.44%	1.37%
Return on average total equity (annualized)	11.83%	15.35%	11.95%	13.97%	13.67%
Net interest margin	2.82%	2.90%	2.89%	2.93%	3.18%
Net interest margin (TEY) (Non-GAAP)(7)	3.25%	3.32%	3.31%	3.29%	3.52%
Efficiency ratio (Non-GAAP) (8)	62.15%	58.90%	62.41%	58.01%	59.02%
Gross loans/leases held for investment / total assets	74.11%	76.60%	74.09%	73.96%	75.27%
Gross loans/leases held for investment / total deposits	93.63%	100.41%	97.42%	92.09%	93.04%
Effective tax rate	4.20%	11.98%	6.82%	12.25%	9.29%
Full-time equivalent employees (9)	986	996	987	1009	969

AVERAGE BALANCES
Assets	$8,550,855	$8,535,732	$8,287,813	$7,924,597	$7,906,830
Loans/leases	6,598,614	6,483,572	6,476,512	6,219,980	6,165,115
Deposits	6,595,453	6,485,154	6,342,339	6,292,481	6,179,644
Total stockholders' equity	903,371	852,163	837,734	816,882	794,685

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2023 and the subsequent decline in the third quarter of 2023 includes 19 summer interns.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$19,955	$269	5.42%	$18,644	$257	5.47%	$19,275	$234	4.93%
Interest-bearing deposits at financial institutions	91,557	1,200	5.27%	72,439	986	5.40%	73,584	821	4.53%
Investment securities - taxable	373,540	4,261	4.55%	365,686	4,080	4.45%	332,640	3,366	4.05%
Investment securities - nontaxable (1)	685,969	9,349	5.45%	650,069	8,380	5.15%	619,225	6,791	4.39%
Restricted investment securities	38,085	674	7.00%	40,625	670	6.45%	37,766	513	5.43%
Loans (1)	6,598,614	107,673	6.56%	6,483,572	105,830	6.48%	6,165,115	88,548	5.82%
Total earning assets (1)	$7,807,720	$123,426	6.35%	$7,631,035	$120,203	6.26%	$7,247,605	$100,273	5.60%

Interest-bearing deposits	$4,529,325	$39,072	3.47%	$4,465,279	$37,082	3.29%	$4,067,405	$23,776	2.37%
Time deposits	1,107,622	12,345	4.48%	982,356	10,559	4.26%	869,912	6,003	2.80%
Short-term borrowings	1,763	23	5.16%	1,101	15	5.18%	7,573	99	5.28%
Federal Home Loan Bank advances	355,220	4,738	5.28%	360,000	4,841	5.26%	296,333	3,521	4.75%
Subordinated debentures	233,101	3,480	5.97%	232,994	3,308	5.68%	232,679	3,311	5.69%
Junior subordinated debentures	48,742	692	5.62%	48,710	708	5.68%	48,613	696	5.72%
Total interest-bearing liabilities	$6,275,773	$60,350	3.86%	$6,090,440	$56,513	3.68%	$5,522,515	$37,406	2.74%

Net interest income (1)		$63,076			$63,690			$62,867
Net interest margin (2)			2.82%			2.90%			3.18%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.25%			3.32%			3.52%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.24%			3.29%			3.47%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$87,200	$87,669	$85,797	$86,573	$87,706
Change in ACL for transfer of loans to LHFS	(3,377)	266	175	(2,277)	(1,709)
Credit loss expense	3,736	2,519	3,260	3,313	2,458
Loans/leases charged off	(3,560)	(3,354)	(1,816)	(1,947)	(2,275)
Recoveries on loans/leases previously charged off	471	100	253	135	393
Ending balance	$84,470	$87,200	$87,669	$85,797	$86,573

NONPERFORMING ASSETS
Nonaccrual loans/leases	$29,439	$32,753	$34,568	$26,062	$22,947
Accruing loans/leases past due 90 days or more	142	86	-	83	15
Total nonperforming loans/leases	29,581	32,839	34,568	26,145	22,962
Other real estate owned	784	1,347	120	-	61
Other repossessed assets	962	-	-	-	-
Total nonperforming assets	$31,327	$34,186	$34,688	$26,145	$23,023

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.36%	0.40%	0.41%	0.32%	0.29%
ACL for loans and leases / total loans/leases held for investment	1.33%	1.33%	1.39%	1.41%	1.43%
ACL for loans and leases / nonperforming loans/leases	285.55%	265.54%	253.61%	328.16%	377.03%
Net charge-offs as a % of average loans/leases	0.05%	0.05%	0.02%	0.03%	0.03%

INTERNALLY ASSIGNED RISK RATING (1) (2)
Special mention	$111,729	$125,308	$128,052	$117,761	$125,170
Substandard/Classifed loans (3)	70,841	70,425	72,550	67,192	74,307
Doubtful/Classifed loans (3)	-	-	-	-	-
Criticized loans (4)	$182,570	$195,733	$200,602	$184,953	$199,477

Classified loans as a % of total loans/leases	1.07%	1.08%	1.10%	1.05%	1.20%
Criticized loans as a % of total loans/leases	2.75%	2.99%	3.04%	2.90%	3.22%

(1) During the first quarter of 2024, the Company revised the risk rating scale used for credit quality monitoring.

(2) Amounts exclude the government guaranteed portion, if any.  The Company assigns internal risk ratings of Pass for the government guaranteed portion.

(3) Classified loans are defined as loans with internally assigned risk ratings of 10 or 11 (7 or 8 prior to January 1, 2024), regardless of performance.

(4) Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11 (6, 7, or 8 prior to January 1, 2024), regardless of performance.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2024	2023	2023

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,618,727	$2,448,957	$2,548,473
m2 Equipment Finance, LLC	350,801	345,682	317,497
Cedar Rapids Bank and Trust	2,423,936	2,419,146	2,196,560
Community State Bank	1,445,230	1,426,202	1,286,227
Guaranty Bank	2,327,985	2,281,296	2,147,776

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,161,515	$1,878,375	$2,173,343
Cedar Rapids Bank and Trust	1,757,353	1,748,516	1,663,138
Community State Bank	1,187,926	1,169,921	1,086,531
Guaranty Bank	1,743,514	1,771,371	1,646,730

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,046,038	$1,983,679	$1,872,029
m2 Equipment Finance, LLC	354,815	350,641	321,495
Cedar Rapids Bank and Trust	1,680,127	1,698,447	1,637,252
Community State Bank	1,113,070	1,099,262	994,454
Guaranty Bank	1,809,101	1,762,027	1,686,287

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	95%	106%	86%
Cedar Rapids Bank and Trust	96%	97%	98%
Community State Bank	94%	94%	92%
Guaranty Bank	104%	99%	102%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	78%	81%	73%
Cedar Rapids Bank and Trust	69%	70%	75%
Community State Bank	77%	77%	77%
Guaranty Bank	78%	77%	79%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.40%	1.48%	1.41%
m2 Equipment Finance, LLC	3.75%	3.80%	3.13%
Cedar Rapids Bank and Trust	1.34%	1.39%	1.50%
Community State Bank	1.12%	1.23%	1.38%
Guaranty Bank	1.15%	1.18%	1.29%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	0.79%	0.67%	1.23%
Cedar Rapids Bank and Trust	3.09%	3.78%	3.07%
Community State Bank	1.25%	1.11%	1.49%
Guaranty Bank	0.88%	1.41%	1.02%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.31%	3.41%	3.44%
Cedar Rapids Bank and Trust	3.77%	3.84%	4.03%
Community State Bank	3.75%	3.74%	3.99%
Guaranty Bank (3)	2.98%	3.07%	3.49%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$-	$(8)
Community State Bank	(1)	(1)	71
Guaranty Bank	396	706	797
QCR Holdings, Inc. (4)	(32)	(32)	(32)

(1) Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank.  m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.

(2) Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% federal tax rate.

(3) Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments.  Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.91% for the quarter ended March 31, 2024, 2.95% for the quarter ended December 31, 2023 and 3.39% for the quarter ended March 31, 2023.

(4) Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2024	2023	2023	2023	2023

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$907,342	$886,596	$828,383	$822,689	$801,494
Less: Intangible assets	152,158	152,848	153,564	154,255	154,467
Tangible common equity (non-GAAP)	$755,184	$733,748	$674,819	$668,434	$647,027

Total assets (GAAP)	$8,599,549	$8,538,894	$8,540,057	$8,226,673	$8,036,904
Less: Intangible assets	152,158	152,848	153,564	154,255	154,467
Tangible assets (non-GAAP)	$8,447,391	$8,386,046	$8,386,493	$8,072,418	$7,882,437

Tangible common equity to tangible assets ratio (non-GAAP)	8.94%	8.75%	8.05%	8.28%	8.21%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity.  In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
ADJUSTED NET INCOME (1)	2024	2023	2023	2023	2023

	(dollars in thousands, except per share data)
Net income (GAAP)	$26,726	$32,855	$25,121	$28,425	$27,157

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	-	-	9	(366)
Fair value gain (loss) on derivatives, net	(129)	(460)	(265)	66	(337)
Total non-core income (non-GAAP)	$(129)	$(460)	$(265)	$75	$(703)

Expense:
Post-acquisition compensation, transition and integration costs	-	-	-	-	164
Total non-core expense (non-GAAP)	$-	$-	$-	$-	$164

Adjusted net income (non-GAAP) (1)	$26,855	$33,315	$25,386	$28,350	$28,024

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$26,855	$33,315	$25,386	$28,350	$28,024

Weighted average common shares outstanding	16,783,348	16,734,080	16,717,303	16,701,950	16,776,289
Weighted average common and common equivalent shares outstanding	16,910,675	16,875,952	16,847,951	16,799,527	16,942,132

Adjusted earnings per common share (non-GAAP):
Basic	$1.60	$1.99	$1.52	$1.70	$1.67
Diluted	$1.59	$1.97	$1.51	$1.69	$1.65

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$26,855	$33,315	$25,386	$28,350	$28,024

Average Assets	$8,550,855	$8,535,732	$8,287,813	$7,924,597	$7,906,830

Adjusted return on average assets (annualized) (non-GAAP)	1.26%	1.56%	1.23%	1.43%	1.42%
Adjusted return on average equity (annualized) (non-GAAP)	11.89%	15.64%	12.12%	13.88%	14.11%

NET INTEREST MARGIN (TEY) (3)

Net interest income (GAAP)	$54,699	$55,736	$55,255	$53,205	$56,810
Plus: Tax equivalent adjustment (4)	8,377	7,954	7,771	6,542	6,057
Net interest income - tax equivalent (Non-GAAP)	$63,076	$63,690	$63,026	$59,747	$62,867
Less: Acquisition accounting net accretion	363	673	539	134	828
Adjusted net interest income	$62,713	$63,017	$62,487	$59,613	$62,039

Average earning assets	$7,807,720	$7,631,035	$7,573,785	$7,283,286	$7,247,605

Net interest margin (GAAP)	2.82%	2.90%	2.89%	2.93%	3.18%
Net interest margin (TEY) (Non-GAAP)	3.25%	3.32%	3.31%	3.29%	3.52%
Adjusted net interest margin (TEY) (Non-GAAP)	3.24%	3.29%	3.28%	3.28%	3.47%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$50,690	$60,938	$51,081	$49,727	$48,785

Net interest income (GAAP)	$54,699	$55,736	$55,255	$53,205	$56,810
Noninterest income (GAAP)	26,858	47,729	26,593	32,520	25,842
Total income	$81,557	$103,465	$81,848	$85,725	$82,652

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	62.15%	58.90%	62.41%	58.01%	59.02%

(1) Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.

(2) Non-core or nonrecurring items (post-tax) are calculated using an estimated effective federal tax rate of 21%.

(3) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

(4) Net interest margin (TEY) is a non-GAAP financial measure.  The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities.  It is also standard industry practice to measure net interest margin using tax-equivalent measures.   In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.  In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.

(5) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers.  The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.